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                     [BAKER & HOSTETLER LLP LETTERHEAD]

                              February 19, 1997


The Riverfront Funds, Inc.
3435 Stelzer Road
Columbus, Ohio 43219


     Subject: The Riverfront Funds, Inc. -- Form 24F-2 Annual Notice of Securities Sold Pursuant to Rule 24f-2
                ---------------------------------------------------------

Ladies and Gentlemen:

     In connection with the registration by The Riverfront Funds, Inc. (the "Fund") under the Securities Act of 1933, as amended, of an indefinite number of shares of capital stock, par value $.001 per share, it is our opinion that the 416,584,780 shares of capital stock of the Fund made definite by the above-captioned Notice were legally issued, fully paid and non-assessable, assuming that such shares of capital stock were paid for and issued for the consideration described in the Fund's Registration Statement on Form N-1A, as the same may be amended from time to time.


                                       Sincerely,

                                       BAKER & HOSTETLER LLP